                                                                      EXHIBIT 21


                                 SUBSIDIARIES OF
                             ESCO TECHNOLOGIES INC.

                                                STATE OR JURISDICTION OF
                                                    INCORPORATION OR                    NAME UNDER WHICH
NAME                                                  ORGANIZATION                      IT DOES BUSINESS
----                                            ------------------------                ----------------

Comtrak Technologies, L.L.C.                            Missouri                            Same


Distribution Control Systems Caribe, Inc.               Puerto Rico                         Same

Distribution Control Systems, Inc.                      Missouri                            Same

EMC Test Systems, L.P.                                  Texas                               Same and ETS-Lindgren

ESCO Electronica De Mexico, S.A. de C.V.                Mexico                              Same

ESCO Technologies Holding Inc.                          Delaware                            Same

Euroshield OY                                           Finland                             Same

Filtertek Inc.                                          Delaware                            Same and Tek Packaging
                                                                                            Division

Filtertek BV                                            Netherlands                         Same

Filtertek de Puerto Rico, Inc.                          Delaware                            Same

Filtertek do Brazil Industria E Commerico Limitada      Brazil                              Same

Filtertek SA                                            France                              Same

Lindgren R.F. Enclosures, Inc.                          Illinois                            Same and ETS-Lindgren

PTI Advanced Filtration Inc.                            Delaware                            Same

PTI S.p.A.                                              Italy                               Same

PTI Technologies Inc.                                   Delaware                            Same

PTI Technologies Limited                                England                             Same

Rantec Power Systems Inc.                               Delaware                            Same

Ray Proof Limited                                       England                             Same

VACCO Industries                                        California                          Same